Benihana Inc. Reports Total Restaurant Sales and Comparable Restaurant Sales Results for the Final Four-Week Period and Entire Twelve-Week Period of the Third Fiscal Quarter 2012

-- Represents Twenty-Fourth Consecutive Period and Eighth Consecutive Quarter of Comparable Sales Growth --

MIAMI, Jan. 5, 2012 /PRNewswire/ -- Benihana Inc. (NASDAQ: BNHN), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported total restaurant sales and comparable restaurant sales for the final four-week period (December 5, 2011 – January 1, 2012) and the entire twelve-week period of the third fiscal quarter of 2012. The announcement marks the Company's twenty-fourth consecutive four-week period and its eighth consecutive quarter of comparable restaurant sales growth.

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Richard C. Stockinger, Chairman, President and Chief Executive Officer of Benihana Inc., said, "We are very pleased with yet another period and quarter of excellent sales growth driven by increased traffic. Benihana Inc. has now produced twenty-four consecutive four-week periods, and eight consecutive quarters of comparable restaurant sales growth, in a very difficult consumer and economic environment. During this time frame, our core Benihana Teppanyaki brand has consistently produced comparable sales increases that led or were among the best in the category. This achievement reflects the continued strength of our iconic brand and the outstanding efforts of our entire Benihana team."

For the four-week period ended January 1, 2012, total restaurant sales increased year over year by 6.4% to $28.6 million from $26.9 million, and Company-wide comparable restaurant sales increased by 7.0% to $28.6 million from $26.7 million. By concept, comparable restaurant sales increased 7.1% at Benihana Teppanyaki, 5.8% at RA Sushi and 9.9% at Haru. These results were driven by traffic growth of 4.7% at Benihana Teppanyaki.

During the period, Benihana Teppanyaki represented approximately 72% of total restaurant sales, while RA Sushi and Haru accounted for 20% and 8% of total restaurant sales, respectively. There were 384 store-operating weeks in the final four-week period of the third fiscal quarter of 2012 compared to 388 store-operating weeks in the same period of the prior year.

For the twelve-week third fiscal quarter of 2012, total restaurant sales increased year over year by 5.7% to $76.7 million from $72.6 million, and Company-wide comparable restaurant sales increased by 7.0% to $76.4 million from $71.4 million. By concept, comparable restaurant sales increased 8.2% at Benihana Teppanyaki, 4.8% at RA Sushi and 3.6% at Haru. These results were driven by traffic growth of 6.4% at Benihana Teppanyaki.

During the quarter, Benihana Teppanyaki represented approximately 69% of total restaurant sales, while RA Sushi and Haru accounted for 22% and 9% of total restaurant sales, respectively. There were 1,144 store-operating weeks in the third fiscal quarter of 2012 compared to 1,158 store-operating weeks in the same period of the prior year.

The Benihana Teppanyaki restaurant located on W. 56 St. in Manhattan began temporary closure during the prior quarter for extensive remodeling. This restaurant has been excluded from reported comparable sales results during the temporary closure period, which ended December 11, 2011.

As previously announced, the Company will report future sales results only on a quarterly basis, consistent with customary restaurant industry practices.

About Benihana

Headquartered in Miami, Benihana Inc. (NASDAQ: BNHN) is the nation's leading operator of Japanese theme and sushi restaurants with 96 restaurants nationwide, including 63 Benihana restaurants, eight Haru sushi restaurants and 25 RA Sushi restaurants. In addition, 18 franchised Benihana restaurants are operating in the United States, Latin America and the Caribbean. To learn more about Benihana Inc. and its three restaurant concepts, please view the corporate video at www.benihana.com/about/video.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of Benihana, including, without limitation: risks related to Benihana's business strategy, including the Renewal Program and marketing programs; risks related to Benihana's ability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact

Jeremy Fielding or Anntal Silver
Kekst and Company
(212) 521-4800